UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2014

Swift Transportation Company (Exact name of Registrant as specified in charter)
Delaware	001-35007	20-5589597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2200 South 75th Avenue, Phoenix, Arizona		85043
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (602) 269-9700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

Effective November 15, 2014, Swift Transportation Company (“Swift”) redeemed, in full, the remaining $428.1 million face value of its 10% Senior Secured Second Priority Notes due 2018 (“Senior Notes”), primarily funded with the proceeds from its Delayed Draw First Lien Term Loan A (“Term Loan A”).  Swift paid 105% of face value, plus accrued and unpaid interest, to call the notes, in accordance with the terms of the indenture governing the 10% Senior Notes. While the redeemed Senior Notes incurred interest at 10%, the source of funds from the Term Loan A incur interest at LIBOR + 2.00%.  This redemption was the final transaction in a series of refinancing transactions during 2014 that significantly reduced Swift’s average cost of debt, as compared to the beginning of the year.
The information contained in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWIFT TRANSPORTATION COMPANY

Dated: November 19, 2014	By:	/s/ Virginia Henkels

	Name:	Virginia Henkels
	Title:	Executive Vice President and Chief Financial Officer